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Exhibit 99.1

[LEXENT LOGO]

CONTACT:
Susan Burns
Citigate Sard Verbinnen
212-687-8080
sburns@sardverb.com


                Lexent Reports Fiscal 2003 First Quarter Results;

                      Receives Delisting Notice From Nasdaq


NEW YORK, APRIL 23, 2003 - Lexent Inc. (Nasdaq: LXNT), an infrastructure services provider delivering a full spectrum of design, program management and deployment services in the nation's largest metropolitan markets, today announced revenue of $20.3 million and a net loss of $6.0 million or $0.14 per share for the quarter ended March 31, 2003.

The results for the first quarter 2003 were affected by lower than anticipated revenues due to the cold winter and delays in completing projects, continued pressure on margins and a cost structure that anticipated higher revenues.

On February 18, 2003, Lexent announced that it had received an offer from a buying group, which includes Hugh J. O'Kane, Jr. and Kevin M. O'Kane, to purchase all outstanding shares of the Company not owned by the buying group for $1.25 per share. The Company's Board of Directors currently consists solely of Hugh J. O'Kane, Jr. and Kevin M. O'Kane. As a result of the absence of independent members from the Company's Board of Directors, Lexent retained Rodman & Renshaw, Inc., a New York based investment-banking firm, as an independent advisor to assist in evaluating and responding to the offer. The evaluation by Rodman & Renshaw is ongoing.

In addition, as previously announced, the Nasdaq Stock Market has been reviewing the Company's eligibility for continued listing on Nasdaq because the Company does not currently meet its independent director and audit committee requirements. On April 22, 2003, the Company received a Nasdaq Staff Determination stating that the Company's common stock is subject to delisting from the Nasdaq National Market for failing to meet such requirements for continued listing in accordance with Marketplace Rules 4350(c) and 4350(d)(2). The Company intends to file a request for a hearing before the Nasdaq Listing Qualifications Panel to appeal the delisting determination. The Company believes that hearings typically occur within 30-45 days of a company's request. Upon filing the request for a hearing, the Company's common stock will continue to be traded on the Nasdaq National Market pending the final decision by Nasdaq. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company's request for continued listing on
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the Nasdaq National Market. In the event the Company's common stock were delisted from the Nasdaq Stock Market, the stock would then trade on the Nasdaq's OTC Bulletin Board.

ABOUT LEXENT INC. Leveraging more than fifty years of experience, Lexent (Nasdaq: LXNT) is an infrastructure services company that designs, deploys and maintains fiber optic, electrical and life safety systems for telecommunications carriers and enterprise organizations in some of the largest national metropolitan markets. Supporting the above offerings, Lexent provides a full spectrum of project management and specialized maintenance services to utility, telecommunications, real estate, government and large enterprise customers. The Company has offices in New York, Washington D.C, Long Island, and the states of New Jersey and Florida. For additional information on the Company, see Lexent's web site at http://www.lexent.net.

FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements, which may be identified by the use of words such as "believes", "anticipates", "expects", "intends", and other similar expressions, including statements regarding the Company's planned appeal of the Nasdaq notice of delisting and the outcome of such appeal. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks are more fully outlined in the Company's registration statement on Form S-1 and other SEC filings.

                                      # # #
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                                   LEXENT INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            COMPARISON TO PRIOR YEAR
                                   (UNAUDITED)
                       ($ 000's, except per share amounts

                                          FOR THE THREE MONTHS ENDED
                                                   MARCH 31,
                                             2003             2002
                                           --------         --------
Revenues                                   $ 20,345         $ 31,313
Cost of revenues                             22,529           29,435
                                           --------         --------
Gross margin                                 (2,184)           1,878
General & administrative expenses             2,854            4,432
Depreciation & amortization                     513            1,289
Restructuring charges                           --            1,441
Non-cash stock-based compensation *             681            1,021
                                           --------         --------
Operating loss                               (6,232)          (6,305)
Interest (income) expense, net                 (225)            (283)
Other expense                                   (51)           1,408
                                           --------         --------
Loss before taxes                            (5,956)          (7,430)
Provision for taxes (benefit)                    38             (701)
                                           --------         --------
Net loss                                   $ (5,994)          (6,729)
                                           ========         ========
Net loss per share
        Basic                              $  (0.14)        $ (0.16)
                                           ========         ========
        Diluted                                 (a)              (a)
                                           ========         ========
Weighted average common shares
        Basic                                42,195           41,699
                                           ========         ========
        Diluted                                 (a)              (a)
                                           ========         ========

* Substantially all of these amounts would be classified as general and administrative expenses

(a) Not presented because result is anti-dilutive
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                                   LEXENT INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                    ($ 000's)

                                                                    DECEMBER 31,
                                                  MARCH 31, 2003       2002
                                                  --------------    ------------
Current Assets:
     Cash and cash equivalents                       $ 26,101        $ 28,109
     Certificate of deposit (restricted cash)           2,003           2,012
     Available-for-sale-investments                    42,939          44,302
     Receivables, net                                  20,782          28,311
     Prepaid and other current assets                     549           2,048
     Income taxes receivable                           14,750          14,750
                                                     --------        --------
          Total Current Assets                        107,124         119,532

Property and equipment, net                             3,559           4,033
Other assets                                              849             880
                                                     --------        --------
          Total Assets                               $111,532        $124,445
                                                     ========        ========

Current Liabilities:
     Accounts payable                                $  4,225        $  7,494
     Accrued liabilities                                3,170           6,229
     Accrued restructure reserve                        3,077           4,023
     Provisions for contract losses                     3,082           3,472
     Other current liabilities                          4,632           3,870
                                                     --------        --------
          Total Current Liabilities                    18,186          25,088

Notes payable                                              --             396
Accrued restructure reserve - noncurrent                6,216           6,566
Equipment and capital lease obligations                    39              70
Other liabilities                                         750             600
                                                     --------        --------
          Total Liabilities                            25,191          32,720

Stockholders' Equity                                   86,341          91,725
                                                     --------        --------
Total Liabilities and Stockholders' Equity           $111,532        $124,445
                                                     ========        ========